Exhibit 10.4
EXECUTION VERSION
Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10). The omitted information is not material and is the type of information that TPG RE Finance Trust, Inc. customarily and actually treats as private and confidential.

FIRST AMENDMENT TO
FEE LETTER AND THIRD AMENDMENT TO
MASTER REPURCHASE AGREEMENT

THIS FIRST AMENDMENT TO FEE LETTER AND THIRD AMENDMENT TO MASTER REPURCHASE AGREEMENT, dated April 26, 2022 (this “Amendment”), is entered into by and among TPG RE FINANCE 23, LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Seller”), and BARCLAYS BANK PLC, a public limited company organized under the laws of England and Wales (including any successors or assigns thereto, “Purchaser”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Fee Letter (as defined below), and if not defined therein, in the Master Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Purchaser and Seller are parties to that certain Master Repurchase Agreement, dated as of August 13, 2019, as amended by that certain First Amendment to Master Repurchase Agreement, dated as of June 19, 2020, as further amended by that certain Second Amendment to Master Repurchase Agreement, dated as of April 14, 2022 (as so amended, the “Existing Repurchase Agreement” and, as further amended by this Amendment, and as hereafter further amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Master Repurchase Agreement”);
WHEREAS, in connection with the Master Repurchase Agreement, Seller and Purchaser are parties to that certain Fee Letter, dated as of August 13, 2019 (the “Existing Fee Letter” and, as amended by this Amendment, and as hereafter amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Fee Letter”); and
WHEREAS, the parties hereto desire to make certain amendments and modifications to the Existing Repurchase Agreement and the Existing Fee Letter.
NOW THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE 1

AMENDMENTS TO THE EXISTING REPURCHASE AGREEMENT
Article 2 of the Existing Repurchase Agreement is hereby amended by amending and restating the following definition:
“Availability Period” shall mean the period (i) beginning on the Closing Date and (ii) ending August 12, 2025, or such later date as may be in effect pursuant to Article 3(f).

ARTICLE 2

[REDACTED]

ARTICLE 3

REPRESENTATIONS
Seller represents and warrants to Purchaser, as of the date of this Amendment, as follows:
(a)all representations and warranties made by any Seller Party in the Transaction Documents (except to the extent disclosed on the Requested Exceptions Report approved by Purchaser in accordance with the terms hereof and other than MTM Representations, unless Seller shall have made any such representation or warranty with actual Knowledge that it was materially false or misleading at the time made) are true, correct and complete on and as of the date hereof with the same force and effect as if made on and as of such date, provided that, to the extent that any such representation or warranty related to a specific earlier date set forth therein, it shall be true, correct and complete as of such earlier date;
(b)it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified in each jurisdiction necessary to conduct business as presently conducted;
(c)it is duly authorized to execute and deliver this Amendment and to perform its obligations under the Existing Repurchase Agreement and the Existing Fee Letter, in each case, as amended and modified hereby, and has taken all necessary action to authorize such execution, delivery and performance;
(d)the person signing this Amendment on its behalf is duly authorized to do so on its behalf;
(e)the execution, delivery and performance of this Amendment will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected;
(f)this Amendment has been duly executed and delivered by it; and
(g)the Existing Repurchase Agreement and the Existing Fee Letter, in each case, as amended and modified hereby, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, other limitations on creditors’ rights generally and general principles of equity.
ARTICLE 4

[RESERVED]
ARTICLE 5

EXPENSES
Seller shall pay on demand all of Purchaser’s actual out-of-pocket costs and expenses, including reasonable fees and expenses of external attorneys, incurred in connection with the preparation, negotiation, execution and consummation of this Amendment.

ARTICLE 6

GOVERNING LAW
THIS AMENDMENT (AND ANY CLAIM OR CONTROVERSY HEREUNDER) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
ARTICLE 7

MISCELLANEOUS
ARTICLE 1Except as expressly amended or modified hereby, the Transaction Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed. All references to the Transaction Documents shall be deemed to mean the Transaction Documents as modified by this Amendment.
(a)This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment in electronic format shall be as effective as delivery of a manually executed original counterpart of this Amendment.
(b)The headings in this Amendment are for convenience of reference only and shall not affect the interpretation or construction of this Amendment.
(c)This Amendment may not be amended or otherwise modified, waived or supplemented except as provided in the Master Repurchase Agreement.
(d)This Amendment contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.
(e)This Amendment and the Fee Letter, and this Amendment and the Repurchase Agreement, as applicable, in each case, together constitute a single Transaction Document.
[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed, as of the date first above written.

BARCLAYS BANK PLC,
as Purchaser

By:	/s/ Francis X. Gilhool
Name: Francis X. Gilhool
Title: Authorized Signatory

[SIGNATURE CONTINUES ON FOLLOWING PAGES]

Barclays–TPG – First Amendment to Fee Letter and Third Amendment to Master Repurchase Agreement

TPG RE FINANCE 23, LTD.,
an exempted company incorporated with limited
liability under the laws of the Cayman Islands,
as a Seller

By:	/s/ Deborah Ginsberg
Name: Deborah Ginsberg
Title: Vice President

Barclays–TPG – First Amendment to Fee Letter and Third Amendment to Master Repurchase Agreement